2019 Annual Shareholder Meeting Exhibit 99.1 Riverview Financial Corporation Annual Meeting Presentation

FORWARD-LOOKING STATEMENTS: We make statements in this presentation, and we may from time to time make other statements, regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Riverview Financial Corporation or its subsidiaries (collectively, the “Company” or “we”) that are considered “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential”. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.   The Company cautions you that a number of important risk factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such risk factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company’s operations, pricing, products and services and other factors that may be described in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission (“SEC”) from time to time.   In light of risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this presentation. The forward-looking statements are made as of the date of this presentation, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

NON-GAAP FINANCIAL MEASURES:  In addition to evaluating its results of operations in accordance with accounting principles generally accepted in the United States of America ("GAAP"), Riverview routinely presents and supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders' equity and core net income ratios. The reported results for the years ended December 31, 2018, 2017 and 2016, contain items which Riverview considers non-core, namely net gains on sales of investment securities available-for-sale, acquisition related expenses and the adjustment to tax expense due to the enactment of the Tax Act. Riverview presents the non-GAAP financial measures because it believes that these measures provide useful and comparative information to assess trends in Riverview’s results of operation. Presentation of these non-GAAP financial measures is consistent with how Riverview evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in evaluation of companies in Riverview’s industry. Where non-GAAP measures are used in this press release, reconciliations to the comparable GAAP measures are provided in the accompanying tables. The non-GAAP financial measures Riverview uses may differ from similarly titled non-GAAP financial measures of other financial institutions. These non-GAAP financial measures would not be considered a substitute for GAAP basis measures, and Riverview strongly encourages a review of its condensed consolidated financial statements in their entirety. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are presented in the tabular material that follows.

RULES OF CONDUCT FOR THE 2019 ANNUAL MEETING OF SHAREHOLDERS OF RIVERVIEW FINANCIAL CORPORATION We would like to welcome you to the 2019 Annual Meeting of Shareholders of Riverview Financial Corporation. In fairness to all shareholders in attendance and in the interest of an orderly meeting, we require that you honor the following rules of conduct: The taking of photographs and use of audio or video recording equipment is prohibited. The meeting will follow the Agenda provided to all shareholders upon entering the meeting. Only shareholders of record or their proxy holders may address the meeting. All questions and comments should be directed to the chairperson of the meeting. You may address the meeting only after you have been recognized. If you wish to address the meeting, please raise your hand. Upon being recognized, please state your name clearly, your status as a stockholder or a proxy holder and present your question or comment. Each speaker is limited to a total of no more than three questions or comments, no more than one of which may be on any single topic and each of which must be no more than one minute in length. Please permit each speaker the courtesy of concluding his or her remarks without interruption. The views and comments of all stockholders are welcome. However, the purpose of the meeting will be observed and the chairperson or secretary will stop discussions that are: Irrelevant to the business of the company or the conduct of its operations; Related to pending or threatened litigation; Derogatory references that are not in good taste; Unduly prolonged ( longer than one minute); Substantially repetitious of statements made by other stockholders; or Discussions related to personal grievances. The Chairman of the meeting has the authority necessary to preside over the meeting and may make any and all determinations he deems necessary with respect to the administration of the meeting and procedures to be followed during the meeting. Thank you for your cooperation.

Financial Review 2018

Asset Growth and Earnings Per Share

The tax-equivalent yield on loans was 5.27% (4.71% excluding purchase accounting accretion) for the year ended December 31, 2018 and 4.59% for the year ended December 31, 2017. Loans, net declined $63 million in 2018 due to merger-related attrition, including payoffs of several purchased credit impaired loans, and steadfast adherence to both credit quality underwriting standards and pricing discipline. Loans

Riverview Bank’s cost of deposits (including non-interest bearing demand accounts) was 0.71% for the year ended December 31, 2018 and 0.54% for the year ended December 31, 2017. Deposits declined by $22 million in 2018. Deposits

Record Earnings RIVERVIEW FINANCIAL CORPORATION FINANCIAL HIGHLIGHTS FOR THE THREE YEARS ENDED DECEMBER 31, 2018, 2017 AND 2016 (Dollars in thousands) Years Ended 12/31/2018 12/31/2017 12/31/2016 INCOME STATEMENTS: For the Period Ended: Interest Income $ 51,854 $ 29,593 $ 20,336 Interest Expense 7,965 4,120 2,172 Net Interest Income 43,889 25,473 18,164 Loan Loss Provision 615 2,734 453 Noninterest Income 8,880 4,411 3,647 Noninterest Expense 38,925 28,560 17,329 Income before Income Taxes 13,229 (1,410) 4,029 Income Taxes 2,371 3,501 962 Net Income _____ 10,858 ___ $ (4,911) ___ $ 3,067 Earnings Per Share $ 1.19 $ (0.91) $ 0.95

Key Performance Ratios Source: S&P Global Market Intelligence

Return on Average Assets (ROAA) and Return on Average Tangible Equity (ROATE), Pre and Post CBT Merger, For the years ending December 31, 2016 and 2018 ROAA & ROATE ROAA (Pre & Post CBT Merger) ROATE (Pre & Post CBT Merger) RIVE 2018 – 0.94% RIVE 2018 – 13.23% RIVE 2016 – 0.57% CBT 2016 – 0.71% RIVE 2016 – 8.33% CBT 2016 – 8.59% Note: 2017 excluded due to significant non-recurring merger and tax law expenses, and consequently, comparisons to 2016 or 2018 operating results may not be particularly meaningful.

MAJOR ACCOMPLISHMENTS 2018

Record earnings. Completed merger integration with CBT Bank Successful core conversion to Jack Henry Silverlake which enabled implementation of Treasury Management and Mobile Banking Opened Loan Production Office in State College In August 2018, RIVE Stock was listed on NASDAQ Global Market Named Top 100 Organization by PA Business Central Recognized as the Fastest Growing Company regionally by the Greater Reading Chamber of Commerce Received Community Involvement Excellence Award by NEPA Manufacturer’s and Employer’s Association Major Accomplishments of 2018

STRATEGIC INITIATIVES 2019

ORGANIZATIONAL STRUCTURE INITIATIVES

2019 Strategic Organizational Structure Initiatives Organizational Structure – Combined the role of the President and CEO under one Executive Hired a Chief Strategy Officer Appointed a Chief Operating Officer Named the positions of Chief Financial Officer and Chief Risk Officer to Executive Management.

2012 Executive Management Team Brett D. Fulk President/CEO Brett D. Fulk is President, CEO and a Director of Riverview and Riverview Bank, and has been with the Bank since July 2011. Formerly with Susquehanna Bank and Community Banks, where he began his career in banking in January of 1991. During this tenure he held multiple positions, including Regional Executive, Commercial Sales Manager and most recently, Managing Director of Commercial Services, PA Division. He graduated from Shippensburg University of PA with a Bachelors Degree in Finance and is a graduate of the Bucknell School of Commercial Banking.

2012 Executive Management Team Scott A. Seasock Chief Financial Officer Scott A. Seasock is the Chief Financial Officer and Senior Executive Vice President of Riverview and Riverview Bank. Mr. Seasock comes to Riverview from Peoples Financial Services Corp., where he served as its Chief Financial Officer and Executive Vice President, from January 2010 to April 2016. Prior to Peoples Financial Services, he served as an Executive Vice President and Chief Financial Officer of Comm Bancorp. Inc. from 1987-2010. He is a graduate of Penn State University, with a bachelors degree in Finance, and holds an MBA from the University of Scranton. He is a graduate of the Graduate School of Banking at the University of Wisconsin. Ginger G. Kunkel Chief Operating Officer Ginger G. Kunkel is Chief Operating Officer and Senior Executive Vice President of Riverview and Riverview Bank, and has been with the Bank since March 2014. Her diverse experience in financial services includes operational, retail, commercial and executive leadership roles at community banks ranging in asset size from under $1 billion to $18 billion. She studied economics at Penn State University and is an honor graduate of the PBA Advanced School of Banking as well as the Stonier Graduate School of Banking and holds a certificate in Leadership from the Wharton School of Business.

2012 Executive Management Team Steven A. Ehrlich Chief Strategy Officer Steven A. Ehrlich is the Chief Strategy Officer and Senior Executive Vice President of Riverview and Riverview Bank. Prior to joining Riverview in March 2019, Mr. Ehrlich was President and board member of First Priority Financial Corp. and First Priority Bank from February 2013 until the sale of the bank in July 2018. Prior to First Priority, Mr. Ehrlich founded Affinity Bancorp, Inc. and Affinity Bank of Pennsylvania, Reading, PA in 2003 and served as its Chairman, President and CEO until merging with First Priority in 2013. Prior to founding Affinity, Mr. Ehrlich was the EVP and Chief Lending /Credit Officer for Main Street Bancorp, Reading PA. Mr. Ehrlich received his B.A. degree from The College of Wooster, Wooster Ohio. Richard W. Ogden Chief Risk Officer Richard W. Ogden is the Chief Risk Officer and Senior Executive Vice President of Riverview and Riverview Bank. Mr. Ogden comes to Riverview through the merger of CBT Financial Corp. and CBT Bank, where he served as its Chief Financial Officer and Executive Vice President. He is a graduate of Penn State University, with a bachelors degree in Accounting, Graduate of the ABA Graduate School of Bank Investments and Funds Management and BAI School of Bank Controllership.

EFFICIENCY INITIATIVES

2019 Strategic Efficiency Initiatives Focus on Efficiency Ratio, goal of peer ratios within two years.

2019 Strategic Efficiency Initiatives Challenges we face are rapid advances in technology and the evolution of consumer preferences, choices and delivery channels Detailed and comprehensive competitor analysis will help us identify opportunities to capture new fee income or increase existing fee income Analysis of all functional areas of the Bank will compare our workflows and processes against peer banks to identify possible areas of improvement

2019 Strategic Efficiency Initiatives A multi-faceted approach is required to improve efficiency: Expense reduction and ongoing cost control discipline Increase revenue in a profitable manner Improve workflows to create more efficient processes to “Do More with Less” More effective use of automation

GROWTH INITIATIVES

2019 Strategic Growth Initiatives Hiring new team members in target markets to enhance Loan, Deposit and Wealth Management growth, income and fee opportunities. Branch Optimization Strategy, whereby management identifies underperforming office locations for potential redeployment of resources into more attractive long-term growth markets: Closure of two underperforming offices in first quarter of 2019, opening of a Loan Production Office in State College and recently announced sale of Trevorton Office. Management has filed for regulatory approval to open offices in Cumberland and Lehigh Counties and is currently evaluating a Bucks County opportunity.

Loan Production & New Markets Cumberland, Lehigh, Bucks & Centre

TECHNOLOGICAL INITIATIVES

2019 Strategic Technological Initiatives Mobile Banking Platform enhancement with a focus on adding new capabilities and increased adoption of the application. Introduction of Treasury Management Product Suite and Enhanced Online functionality Development of new deposit products to improve non-interest bearing funding mix and increase fee income. Continued exploration of alternative revenue generation sources. Capitalize on integration of outsourced partnership for conforming mortgage underwriting and processing. Expansion of digital experience with integration of online loan application and account origination platforms.

2019 Strategic Technological Initiatives Introduction of fully integrated online financial management tools. Increase eStatement adoption Launch LinkedIn, adding our second social media platform and increasing our digital presence.

PILLARS FOR SUCCESS

Top Priorities INCREASE NON-INTEREST INCOME LOAN GROWTH IMPROVE EFFICIENCY REDUCE COST OF FUNDS

Investor Relations Contacts and Information Sources INFORMATION SOURCES: Riverview Website www.riverviewbankpa.com under “Investor Relations” Sec.gov - Current filings with the Securities and Exchange Commission Fdic.gov - Call Reports, Uniform Bank Performance Reports, Summary of Branch Deposits Investor Services: Transfer Agent: American Stock Transfer and Trust, LLC (800) 937-5449 Dividend Reinvestment Direct Deposit Market Makers: Boenning & Scattergood (610) 862-5368 Keefe, Bruyette & Woods (212) 887-7777 Wedbush Securities (866) 662-0351 Scott A. Seasock Telephone:  717-827-4039 Email:  sseasock@riverviewbankpa.com

GAAP Non-GAAP Reconciliation RIVERVIEW FINANCIAL CORPORATION FINANCIAL HIGHLIGHTS FOR THE TWO YEARS ENDED DECEMBER 31, 2018 AND 2016 (Dollars in thousands) Years Ended 12/31/2018 12/31/2016 12/31/2016 RIVE CBT RIVE Return on average tangible stockholders’ equity: Net income - GAAP $10,858 $3,296 $3,067 Average stockholders’ equity $110,735 $48,145 $43,417 Less: Goodwill and other intangible assets, net 28,689 9,760 6,607 Average tangible stockholders’ equity $82,046 $38,385 $36,810       Return on average tangible stockholders’ equity 13.23% 8.59% 8.33%